UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/03/2011

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive
Honaker, VA 24260
(Address of principal executive offices, including zip code)

(276) 873-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of an Officer:

Stephen W. Trescot, 62, was appointed by the Board of Directors as Executive Vice President and Chief Credit Officer of New Peoples Bank, Inc. effective February 28, 2011 subject to final regulatory approval. Mr. Trescot retired from Wachovia Bank in January 2009, after serving as Senior Credit Officer and Senior Loan Review Officer. He was with Wachovia for thirty-six years. Since retirement, Mr. Trescot served as Senior Vice President, Regional Credit Administrator with Washington Trust Bank, Senior Vice President, Senior Loan Review Officer with BB and T and as Member, Credit Risk Management, LLC.

Sharon V. Borich, 56, was appointed by the Board of Directors as Senior Vice President and Senior Lending Officer with responsibility for loan production and business development. Ms. Borich served as Senior Vice President and Chief Credit Officer since February 4, 2010 until February 28, 2011 when she assumed her new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: March 03, 2011	By:	/s/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer